Exhibit 99.1

Century Aluminum Company Reports Second Quarter 2017 Results

Chicago, August 2, 2017 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced second quarter 2017 results.

Second Quarter 2017 Financial Results

•	Net income of $7.1 million, or $0.07 per diluted share

•	Adjusted net income[1] of $0.8 million, or $0.01 per diluted share

•	Adjusted EBITDA[1] of $34.0 million, up $11.8 million sequentially on higher LME prices partially offset by higher raw material costs

•	Revenue of $388.8 million, a 6% increase over prior quarter

•	Cash position at quarter end of $130.7 million and revolver availability of $135.7 million

$MM (except shipments and per share data)
	Q1 2017	Q2 2017
Shipments (tonnes)	186,395	182,829
Revenue	$365.8	$388.8
Net (Loss)/Income	(15.1)	7.1
Diluted EPS	(0.17)	0.07
Adjusted Net (Loss)/Income[1]	(5.0)	0.8
Adjusted EPS[1]	(0.05)	0.01
Adjusted EBITDA[1]	22.2	34.0

Notes:
1 - Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures

Century Aluminum Company reported net income of $7.1 million for the second quarter of 2017. Results were favorably impacted by a $6.1 million unrealized gain relating to LME forward sales. This result compares to a net loss of $15.1 million for the first quarter of 2017, which included a $14.0 million unrealized loss relating to LME forward sales.
The second quarter of 2017 adjusted net income was $0.8 million compared to an adjusted net loss of $5.0 million for the first quarter of 2017.
For the second quarter of 2017, Century reported adjusted EBITDA of $34.0 million, up $11.8 million from the first quarter of 2017. The increase was primarily attributable to higher aluminum prices, partially offset by higher alumina costs.
Sales for the second quarter of 2017 were $388.8 million compared with $365.8 million for the first quarter of 2017. Shipments of primary aluminum for the second quarter of 2017 were 182,829 tonnes compared with 186,395 tonnes shipped in the first quarter of 2017.
Net cash provided by operating activities in the second quarter of 2017 was $14.4 million. Our cash position at quarter end was $130.7 million and we had $135.7 million of revolver availability.
"Our operations remain stable and are performing at expected levels of operating efficiency," commented Michael Bless, President and Chief Executive Officer. "Safety results generally improved, albeit not at the pace we demand. Profit conversion on higher revenue was strong despite the predicted increase in alumina costs caused by our pricing mechanisms and inventory costing method; alumina unit costs will decrease in the third quarter. In contrast, we are seeing an increase in the prices of other key raw materials, and we expect this trend to continue for some time."

Bless continued, "General manufacturing and construction activity remains relatively robust in our markets, as does demand for our products. However, we continue to expect a global supply surplus in primary aluminum for the foreseeable future, produced by China's still surging and heavily subsidized uneconomic production. While recent closure announcements, if implemented, could portend a more economically justified approach, the trade data continue to show record exports of aluminum products from that country. Enforcement of global trade laws, in our strong opinion, is necessary to level the playing field and ensure that all producers live up to their international obligations. It is only through a market in which all parties compete according to the same rules, that fair conditions can be achieved. We are confident our operations would thrive in such an environment, and are greatly encouraged by the leadership of the Trump administration in demanding this result."
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome of any trade claims to address excess capacity or unfair trade practices, our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the future operation or potential curtailment of our U.S. assets; the future financial and operating performance of Century, its subsidiaries and its projects; future earnings, operating results and liquidity; our future business objectives, strategies and initiatives.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended
	June 30,	March 31,	June 30,
	2016	2017	2017
NET SALES:
Related parties	$290,283	$280,573	$296,271
Other customers	36,471	85,213	92,531
Total net sales	326,754	365,786	388,802
Cost of goods sold	321,172	348,935	366,342
Gross profit	5,582	16,851	22,460
Selling, general and administrative expenses	9,945	10,702	9,352
Other operating expense - net	578	973	180
Operating (loss)/income	(4,941)	5,176	12,928
Interest expense	(5,497)	(5,571)	(5,461)
Interest income	171	230	283
Net gain/(loss) on forward and derivative contracts	353	(16,137)	2,957
Other (expense)/income - net	(299)	384	(1,876)
(Loss)/Income before income taxes and equity in earnings of joint ventures	(10,213)	(15,918)	8,831
Income tax benefit/(expense)	319	308	(1,452)
(Loss)/Income before equity in earnings of joint ventures	(9,894)	(15,610)	7,379
Equity in earnings/(loss) of joint ventures	379	471	(248)
Net (loss)/income	$(9,515)	$(15,139)	$7,131

Net (loss)/income allocated to common stockholders	$(9,515)	$(15,139)	$6,563
(LOSS)/INCOME PER COMMON SHARE:
Basic	$(0.11)	$(0.17)	$0.08
Diluted	$(0.11)	$(0.17)	$0.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,060	87,254	87,272
Diluted	87,060	87,254	88,057

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Six months ended
	June 30,	June 30,
	2016	2017
NET SALES:
Related parties	$570,660	$576,844
Other customers	74,948	177,744
Total net sales	645,608	754,588
Cost of goods sold	643,078	715,277
Gross profit	2,530	39,311
Selling, general and administrative expenses	19,570	20,054
Other operating expense - net	1,459	1,153
Operating (loss)/income	(18,499)	18,104
Interest expense	(10,990)	(11,032)
Interest income	285	513
Net gain/(loss) on forward and derivative contracts	706	(13,180)
Other income/(expense) - net	(305)	(1,492)
(Loss)/Income before income taxes and equity in earnings of joint ventures	(28,803)	(7,087)
Income tax benefit/(expense)	2,389	(1,144)
Loss before equity in earnings of joint ventures	(26,414)	(8,231)
Equity in earnings of joint ventures	736	223
Net loss	$(25,678)	$(8,008)

Net loss allocated to common stockholders	$(25,678)	$(8,008)
LOSS PER COMMON SHARE:
Basic	$(0.29)	$(0.09)
Diluted	$(0.29)	$(0.09)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,050	87,263
Diluted	87,050	87,263

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	December 31, 2016	June 30, 2017
ASSETS
Cash and cash equivalents	$132,403	$130,673
Restricted cash	1,050	855
Accounts receivable - net	12,432	42,473
Due from affiliates	16,651	10,495
Inventories	233,563	254,611
Prepaid and other current assets	22,210	18,624
Assets held for sale	22,313	—
Total current assets	440,622	457,731
Property, plant and equipment - net	1,026,285	1,000,503
Other assets	73,420	67,395
TOTAL	$1,540,327	$1,525,629
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$94,960	$92,131
Due to affiliates	15,368	19,092
Accrued and other current liabilities	50,100	45,679
Accrued employee benefits costs	10,917	10,767
Industrial revenue bonds	7,815	7,815
Total current liabilities	179,160	175,484
Senior notes payable	247,699	247,922
Accrued pension benefits costs - less current portion	49,493	47,601
Accrued postretirement benefits costs - less current portion	126,355	128,033
Other liabilities	72,026	66,840
Deferred taxes	108,939	108,988
Total noncurrent liabilities	604,512	599,384

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 75,625 outstanding at December 31, 2016; 160,000 issued and 75,346 outstanding at June 30, 2017)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,437,418 issued and 87,250,897 outstanding at December 31, 2016; 94,502,486 issued and 87,315,965 outstanding at June 30, 2017)	944	945
Additional paid-in capital	2,515,131	2,516,363
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(113,893)	(113,012)
Accumulated deficit	(1,559,252)	(1,567,260)
Total shareholders’ equity	756,655	750,761
TOTAL	$1,540,327	$1,525,629

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Six months ended
	June 30,	June 30,
	2016	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,678)	$(8,008)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized loss on forward and derivative contracts	—	7,857
Unrealized gain on E.ON contingent obligation	(706)	(706)
Lower of cost or NRV inventory adjustment	(871)	(4,102)
Depreciation and amortization	42,504	42,222
Pension and other postretirement benefits	1,345	1,524
Deferred income taxes	(6,513)	(757)
Equity in earnings of joint ventures, net of dividends	(736)	(145)
Change in operating assets and liabilities:
Accounts receivable - net	(4,829)	(30,040)
Due from affiliates	2,906	6,156
Inventories	2,471	(16,946)
Prepaid and other current assets	12,516	3,834
Accounts payable, trade	(1,019)	(947)
Due to affiliates	1,560	3,604
Accrued and other current liabilities	(485)	(4,447)
Other - net	1,138	3,994
Net cash provided by operating activities	23,603	3,093
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(7,734)	(18,843)
Proceeds from sale of Ravenswood	—	13,585
Restricted and other cash deposits	(1,878)	195
Net cash used in investing activities	(9,612)	(5,063)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	595	720
Repayments under revolving credit facilities	(595)	(720)
Issuance of common stock	—	240
Net cash provided by financing activities	—	240
CHANGE IN CASH AND CASH EQUIVALENTS	13,991	(1,730)
Cash and cash equivalents, beginning of period	115,393	132,403
Cash and cash equivalents, end of period	$129,384	$130,673

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct¹				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2017
2nd Quarter	103,762	$225,552	79,067	$161,456	—	$—

1st Quarter	106,961	$214,705	79,434	$149,535	—	$—

2016
2nd Quarter	106,974	$204,173	54,968	$92,707	23,625	$27,944

Notes:
1 - Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended		Three months ended
	March 31, 2017		June 30, 2017
	$MM	EPS	$MM	EPS
Net (loss)/income as reported	$(15.1)	$(0.17)	$7.1	$0.07
Unrealized loss/(gain) on forward and derivative contracts	14.0	0.16	(6.1)	(0.06)
Lower of cost or NRV inventory adjustment	(3.9)	(0.04)	(0.2)	0.00
Adjusted net (loss)/income	$(5.0)	$(0.05)	$0.8	$0.01

	Three Months Ended	Three Months Ended
	March 31, 2017	June 30, 2017
Net (loss)/income	$(15.1)	$7.1
Interest expense	5.6	5.5
Interest income	(0.2)	(0.3)
Net loss/(gain) on forward and derivative contracts	16.1	(3.0)
Other (income)/expense - net	(0.4)	1.9
Income tax (benefit)/expense	(0.3)	1.5
Equity in earnings of joint ventures	(0.5)	0.2
Operating income	$5.2	$12.9
Lower of cost or NRV inventory adjustment	(3.9)	(0.2)
Depreciation and amortization	20.9	21.3
Adjusted EBITDA	$22.2	$34.0

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company